As filed with the Securities and Exchange Commission on April 21, 2023

Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
___________________________

Transphorm, Inc.
(Exact name of registrant as specified in its charter)
___________________________

Delaware	82-1858829
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
75 Castilian Drive Goleta, CA 93117 (805) 456-1300
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cameron McAulay
Chief Financial Officer
Transphorm, Inc.
75 Castilian Drive
Goleta, California 93117
(805) 456-1300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Erika Muhl
Wilson Sonsini Goodrich & Rosati,
Professional Corporation
650 Page Mill Road
Palo Alto, CA 94304
(650) 493-9300

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
___________________________

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and the selling stockholders are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated April 21, 2023

PRELIMINARY PROSPECTUS

Transphorm, Inc.

3,019,811 Shares of Common Stock

This prospectus relates to the possible resale by the selling stockholders identified herein, from time to time in one or more offerings, of up to 3,019,811 shares of our common stock, consisting of (i) 500,000 shares of our common stock issued to certain of the selling stockholders on April 3, 2023 in a private placement and (ii) 2,519,811 shares of our common stock issuable upon the exercise of warrants issued to the selling stockholders on April 3, 2023 in a private placement.

The selling stockholders or their permitted transferees or other successors-in-interest may, but are not required to, sell the shares of our common stock offered by this prospectus from time to time in a number of different ways and at varying prices as determined by the prevailing market price for shares or in negotiated transactions. See “Plan of Distribution” on page 12 for a description of how the selling stockholders may dispose of the shares covered by this prospectus. We do not know when or in what amount the selling stockholders may offer the shares for sale.

We are not selling any shares of our common stock under this prospectus and will not receive any proceeds from the sale of shares of common stock by the selling stockholders. We will receive proceeds from the cash exercise of the warrants which, if exercised for cash with respect to all of the 2,519,811 shares of common stock underlying such warrants at the exercise price per share of $5.00, would result in gross proceeds to us of approximately $12.6 million. We have agreed to pay certain expenses related to the registration of the offer and sale of the shares of common stock pursuant to the registration statement of which this prospectus forms a part. The selling stockholders will bear all commissions and discounts, if any, attributable to the sale of the shares.

Our common stock is quoted on the Nasdaq Capital Market under the symbol “TGAN.” On April 20, 2023, the last reported sale price of our common stock on the Nasdaq Capital Market was $3.22 per share.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

We are an “emerging growth company” and “smaller reporting company” as defined under the federal securities laws, and, as such, are eligible for reduced public company reporting requirements.

Investing in our common stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” starting on page 4 of this prospectus, and under similar headings in the documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2023.

ABOUT THIS PROSPECTUS

This prospectus is part of a resale registration statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration process, the selling stockholders may, from time to time, offer and sell the common stock described in this prospectus.

You should rely only on the information contained in, or incorporated by reference into, this prospectus or contained in any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor the selling stockholders have authorized anyone to provide any information or to make any representations other than those contained in, or incorporated by reference into, this prospectus or in any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We and the selling stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in, or incorporated by reference into, this prospectus is accurate only as of its date regardless of the time of delivery of this prospectus or of any sale of securities. Our business, financial condition, operating results and prospects may have changed since that date.

You should also read and consider the information in the documents to which we have referred you under the captions “Where You Can Find More Information” and “Information Incorporated by Reference” in this prospectus.

For investors outside the United States, neither we nor the selling stockholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons who come into possession of this prospectus and any free writing prospectus related to this offering in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus and any such free writing prospectus applicable to that jurisdiction.

As used in this prospectus, unless otherwise indicated or the context otherwise requires, the terms “Transphorm,” the “Company,” “we,” “our,” “us,” or similar terms refer to Transphorm, Inc. and its subsidiaries. When we refer to “you,” we mean the potential holders of the shares of our common stock.

THE COMPANY

We are a global semiconductor company founded in 2007. We are a pioneer, and a market and technology leader, in the wide-bandgap gallium nitride (“GaN”) power electronics field for high voltage power conversion applications. We deliver high quality and reliable GaN devices with high performance, while providing application design support to a growing customer base. Our GaN devices allow customers to design smaller, lighter and cooler power systems that create increased functional value in end products including smartphone power adapters, smartphone chargers, power supplies for datacenter servers and automotive electric vehicles, among other applications. We deploy our unique vertically integrated innovation model that leverages one of the industry’s most experienced GaN engineering teams (with over 300 years of combined experience) at every development stage: device design, materials growth, device fabrication, packaging, circuits and application support. This approach is backed by one of the GaN power industry’s largest intellectual property portfolios with access to over 1,000 world-wide patents. Our innovations are designed to move power electronics beyond the limitations of silicon and provide our customers with the potential to achieve higher efficiency (e.g., titanium-class performance in power supplies), higher power density and, in some designs, an overall lower system cost.

We were originally incorporated as Peninsula Acquisition Corporation in the State of Delaware on May 31, 2017. Prior to February 12, 2020, we were a “shell company” registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with no specific business plan or purpose. On February 12, 2020, our wholly owned subsidiary, Peninsula Acquisition Sub, Inc., a corporation incorporated in the State of Delaware on April 22, 2019, merged with and into Transphorm, Inc., a corporation incorporated in the State of Delaware on February 22, 2007. Transphorm Technology, Inc. (“Transphorm Technology”) was the surviving corporation in the merger and became our wholly owned subsidiary. Immediately following the merger, the business of Transphorm Technology became our business and we changed our corporate name to Transphorm, Inc. In accordance with “reverse merger” accounting treatment, our historical financial statements as of period ends, and for periods ended, prior to the merger were replaced with the historical financial statements of Transphorm Technology in our filings with the SEC made subsequent to the merger.

Our principal executive offices are located at 75 Castilian Dr., Goleta, California 93117. Our telephone number is (805) 456-1300.

THE OFFERING

Issuer	Transphorm, Inc.

Common Stock Offered by Selling Stockholders	3,019,811 shares, consisting of (i) 500,000 shares of our common stock currently outstanding, and (ii) 2,519,811 shares of our common stock issuable upon the exercise of warrants.

Use of Proceeds
We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders. We will receive proceeds from any cash exercise of warrants to purchase the shares that are being offered by the selling stockholders hereunder. We intend to use the net proceeds, if any, from the cash exercise of the warrants for general corporate purposes.

Risk Factors
Investing in our common stock involves a high degree of risk. You should read the “Risk Factors” section of this prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.

Nasdaq Capital Market Symbol	“TGAN”

RISK FACTORS

An investment in our securities has a high degree of risk. Before you invest, you should carefully consider the risk and uncertainties described under the caption “Risk Factors” in our most recent Annual Report on Form 10-K and our most recent Quarterly Reports on Form 10-Q that are incorporated herein by reference, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. If any of these risks actually occur, our business, operating results and financial condition could be materially and adversely impacted, the market price of our common stock could decline and you could lose all or part of your investment. The risks and uncertainties described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations and financial results and the value of our common stock.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders.

We will receive proceeds from the cash exercise of the warrants which, if exercised for cash with respect to all of the 2,519,811 shares of common stock underlying such warrants at the exercise price per share of $5.00, would result in gross proceeds to us of approximately $12.6 million. There can be no assurance that any of the warrants will be exercised by the selling stockholders or that they will exercise the warrants for cash instead of using the cashless exercise feature.

We intend to use the net proceeds, if any, from the cash exercise of the warrants for general corporate purposes.

DESCRIPTION OF CAPITAL STOCK

The following descriptions of our capital stock and certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws are summaries and are qualified by reference to these documents, which were filed with the SEC and are referenced in the exhibits to our registration statement, of which this prospectus forms a part.

Authorized Capital Stock

Our authorized capital stock consists of 755,000,000 shares, with a par value of $0.0001 per share, of which:

•750,000,000 shares are designated as common stock; and

•5,000,000 shares are designated as preferred stock.

Common Stock

Voting Rights

Each holder of common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Our certificate of incorporation and bylaws do not provide for cumulative voting rights. Because of this, the holders of a plurality of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose. With respect to matters other than the election of directors, at any meeting of the stockholders at which a quorum is present or represented, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at such meeting and entitled to vote on the subject matter shall be the act of the stockholders, except as otherwise required by law. The holders of a majority of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders.

Dividends

Subject to preferences that may be applicable to any then-outstanding convertible preferred stock, holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.

Liquidation

In the event of our liquidation, dissolution, or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of convertible preferred stock.

No Preemptive or Similar Rights

Our common stock is not entitled to preemptive rights, and is not subject to conversion, redemption or sinking fund provisions.

Fully Paid and Non-Assessable

All issued and outstanding shares of our common stock are fully paid and nonassessable.

Preferred Stock

Our board of directors has the authority, without further action by the stockholders, to issue up to 5,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. These rights, preferences, and privileges could include dividend rights, conversion rights, voting rights, redemption rights, liquidation preferences, sinking fund terms, and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of common stock. The issuance of preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing change in our control or other corporate action.

Anti-Takeover Effects of Certain Provisions of Delaware Law, Our Amended and Restated Certificate of Incorporation and Our Amended and Restated Bylaws

Certain provisions of Delaware law and certain provisions included in our certificate of incorporation and bylaws summarized below may be deemed to have an anti-takeover effect and may delay, deter, or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests, including attempts that might result in a premium being paid over the market price for the shares held by stockholders.

Preferred Stock

Our certificate of incorporation contains provisions that permit our board of directors to issue, without any further vote or action by the stockholders, shares of preferred stock in one or more series and, with respect to each such series, to fix the number of shares constituting the series and the designation of the series, the voting rights (if any) of the shares of the series and the powers, preferences, or relative, participation, optional, and other special rights, if any, and any qualifications, limitations, or restrictions, of the shares of such series.

Classified Board

Our certificate of incorporation provides that our board of directors shall be divided into three classes of directors, with the classes as nearly equal in number as practicable, and with the directors serving three-year terms. As a result, approximately one-third of our board of directors will be elected each year. The classification of directors has the effect of making it more difficult for shareholders to change the composition of our board of directors. Our certificate of incorporation also provides that, subject to any rights of holders of preferred stock to elect additional directors under specified circumstances, the number of directors is, and will continue to be, fixed exclusively pursuant to a resolution adopted by our board of directors.

Removal of Directors

Our certificate of incorporation provides that stockholders may only remove a director for cause by a vote of no less than a majority of the shares present in person or by proxy at the meeting and entitled to vote.

Director Vacancies

Our certificate of incorporation authorizes only our board of directors to fill vacant directorships.

No Cumulative Voting

Our certificate of incorporation provides that stockholders do not have the right to cumulate votes in the election of directors.

Special Meetings of Stockholders

Our certificate of incorporation and bylaws provide that, except as otherwise required by law, special meetings of the stockholders may be called only by the chairperson of our board of directors, the chief executive officer, the president (in the absence of a chief executive officer), or our board of directors acting pursuant to a resolution adopted by board members constituting a majority of the total number of authorized directorships.

Advance Notice Procedures for Director Nominations

Our bylaws provide that stockholders seeking to nominate candidates for election as directors at an annual or special meeting of stockholders must provide timely notice thereof in writing. Our bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. Although the bylaws do not give our board of directors the power to approve or disapprove stockholder nominations of candidates to be elected at an annual meeting, the bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the Company.

Action by Written Consent

Our certificate of incorporation and bylaws provide that any action to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by written consent.

Amending Our Certificate of Incorporation and Bylaws

Our certificate of incorporation provides that the affirmative vote of the holders of at least 66 2/3% of the total voting power of the outstanding shares of all classes of capital stock entitled to vote thereon, voting together as a single class, is required to amend certain provisions of our certificate of incorporation. Our bylaws may be adopted, amended, altered or repealed by stockholders only upon approval of at least 66 2/3% of the total voting power of the outstanding shares of all classes of capital stock entitled to vote thereon, voting together as a single class. Additionally, our certificate of incorporation provides that our bylaws may be amended, altered or repealed by the board of directors.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock will be available for future issuances without stockholder approval, except as required by the listing standards of any exchange upon which our common stock may become listed, and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger, or otherwise.

Exclusive Jurisdiction

Our bylaws provide that, unless we consent to the selection of an alternative forum, the Court of Chancery of the State of Delaware, or if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware, is the exclusive forum for (i) any derivative action or proceeding brought on behalf of us, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, stockholder, officer, or other employee to us or our stockholders, (iii) any action arising pursuant to any provision of the Delaware General Corporation Law (the “DGCL”) or our certificate of incorporation or bylaws (as either may be amended from time to time), or (iv) any action asserting a claim governed by the internal affairs doctrine, except, in each case, (A) any claim as to which such court determines that there is an indispensable party not subject to the jurisdiction of such court (and the indispensable party does not consent to the personal jurisdiction of such court within 10 days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than such court, or (C) for which such court does not have subject matter jurisdiction. Our bylaws also provide that unless we consent in writing to the selection of an alternative forum, that the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Any person or entity purchasing or otherwise acquiring any interest in any of our securities shall be deemed to have notice of and consented to these provisions. These exclusive-forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum of its choosing for disputes with us or our directors, officers, or other employees, which may discourage lawsuits against us and our directors, officers, and other employees.

Business Combinations with Interested Stockholders

We have opted out of Section 203 of the DGCL. However, our certificate of incorporation contains similar provisions providing that we may not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder, unless:

•prior to this time, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding certain shares; or

•at or subsequent to such time, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders, and by the affirmative vote of holders of at least 66 and 2/3% of the outstanding voting stock that is not owned by the interested stockholder. Generally, a “business combination” includes a merger, asset, or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions (including a provision that provides that KKR Phorm Investors L.P. and certain of its affiliates and any of their direct or indirect transferees and any group as to which such persons are a party shall not be deemed to be “interested stockholders”), an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of our outstanding voting stock. For purposes of this section only, “voting stock” has the meaning given to it in Section 203 of the DGCL.

The provisions of our certificate of incorporation and bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. For example, under certain circumstances, our charter provisions regarding certain “business combinations” will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with the Company for a three-year period. This provision may encourage companies interested in acquiring us to negotiate in advance with our board of directors because the stockholder approval requirement would be avoided if our board of directors approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions may also have the effect of preventing changes in management or in our board of directors. It is possible that these provisions may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Transfer Agent

The transfer agent and registrar for our common stock is Pacific Stock Transfer Company. The transfer agent and registrar’s address is 6725 Via Austi Parkway, Suite 300, Las Vegas, Nevada 89119.

SELLING STOCKHOLDERS

This prospectus relates to the offering for resale from time to time, in one or more offerings, of up to 3,019,811 shares of our common stock, consisting of (i) 500,000 shares of our common stock currently outstanding and (ii) 2,519,811 shares of our common stock issuable to the selling stockholders upon the exercise of outstanding warrants. The term “selling stockholders” includes the stockholders listed below and their transferees, pledges, donees or other successors in interest who may acquire shares from a selling stockholder as a gift, pledge, partnership distribution or other non-sale related transfer after the date of this prospectus. Information concerning the selling stockholders may change after the date of this prospectus, and changed information will be presented in a supplement to this prospectus if and when required.

On April 3, 2023, we entered into warrant exercise inducement offer letters with certain of the selling stockholders pursuant to which such selling stockholders agreed to exercise, for cash, their warrants to purchase, in the aggregate, 1,815,848 shares of our common stock in exchange for our agreement to (i) lower the exercise price of the then-outstanding warrants held by such selling stockholders to $4.00 per share and (ii) issue new warrants (the “Inducement Warrants”) to purchase, in the aggregate, up to 2,269,810 shares of our common stock. Each Inducement Warrant is exercisable at a price per share of $5.00 and expires on April 3, 2026. On April 3, 2023, we also entered into securities purchase agreements with certain of the selling stockholders pursuant to which we sold an aggregate of 500,000 shares our common stock (the “Shares”) and issued warrants (the “Warrants”) to purchase an aggregate of 250,001 shares of our common stock. Each Warrant is exercisable at a price per share of $5.00 and expires on April 3, 2026.

This prospectus covers the resale of the Shares and the maximum number of shares of our common stock issuable upon exercise of the Inducement Warrants and the Warrants, without regard to any limitations on the exercise of such warrants. Under the terms of the Inducement Warrants, the holder of such warrants may not exercise the warrants to the extent such exercise would cause the holder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% or 9.99%, as applicable, of our then outstanding shares of common stock following such exercise, excluding for purposes of such determination shares of our common stock issuable upon exercise of such warrants which have not been exercised.

The table below sets forth (i) the name of each selling stockholder, (ii) the number of shares of common stock beneficially owned by each selling stockholder as of April 18, 2023, (iii) the number of shares of common stock offered by each selling stockholder hereunder, (iv) the number of shares of common stock beneficially owned by each selling stockholder following the completion of this offering (assuming each selling stockholder sells all of the shares of our common stock covered by this prospectus), and (v) the percentage of common stock beneficially owned by each selling stockholder following the completion of this offering (assuming each selling stockholder sells all of the shares of our common stock covered by this prospectus), based on 59,367,236 shares of our common stock outstanding as of April 18, 2023.

In computing the number of shares beneficially owned by a selling stockholder, we have assumed the exercise of any outstanding warrants held by such selling stockholder, without regard to any limitations on exercise. Beneficial ownership is otherwise determined under rules of the SEC. Under these rules, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and any shares that the selling stockholder has the right to acquire within 60 days of such date through the exercise of any options or other rights.

The selling stockholders are not making any representation that any shares of common stock covered by this prospectus will be offered for sale. Because each selling stockholder may dispose of all, none or some portion of the shares of common stock covered by this prospectus, no estimate can be given as to the number of shares that will be beneficially owned by a selling stockholder upon termination of this offering. In addition, the selling stockholders may have sold, transferred or otherwise disposed of their shares of common stock in transactions exempt from the registration requirements of the Securities Act after the date on which the information in the table is presented. For purposes of the table below, however, we have assumed that after termination of this offering, none of the shares of common stock registered for resale under this prospectus will be beneficially owned by the selling stockholders, and we have further assumed that the selling stockholders will not acquire beneficial ownership of any additional shares of common stock during this offering.

The footnote disclosure following the table sets forth the nature of any position, office or other material relationship, if any, that each of the selling stockholders has had within the past three years with us or with any of our predecessors or affiliates. None of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer.

Name of Selling Stockholder(1)	Shares of Common Stock Beneficially Owned Before this Offering	Shares of Common Stock Offered by this Prospectus(2)	Shares of Common Stock Beneficially Owned After this Offering	Percentage of Shares of Common Stock Beneficially Owned After this Offering
SAS Capital Co., Ltd.(3)	5,771,500	937,500	4,834,000	8.00%
Entities affiliated with AIGH Investment Partners, LP(4)	6,239,505	1,144,533	5,094,972	8.42%
HLH Holdings LLC(5)	33,048	5,860	27,188	*
Entities affiliated with Seligman Tech Spectrum (Master) Fund(6)	1,287,500	750,001	537,499	*
The Hewlett Fund LP(7)	304,688	169,271	135,417	*
Walter Wohlmuth(8)	27,763	12,646	15,117	*

* Less than 1%

(1) This table and information in the notes below are based upon information supplied to us by the selling stockholders.

(2) Includes shares of common stock issuable to the selling stockholders upon exercise of outstanding warrants.

(3) The number of shares beneficially owned consists of (i) 4,750,000 shares of common stock held by SAS Capital Co., Ltd. (“SAS”) and (ii) 1,021,500 shares of common stock issuable upon exercise of outstanding warrants held by SAS. Ms. Doris Hsu has voting and investment control over the securities held by SAS. The principal business address of SAS and Ms. Hsu is 2 F., No. 1, Sec. 2, Ligong 1st Rd., Wujie Township, Yilan County 26841, Taiwan (R.O.C.).

(4) The number of shares beneficially owned consists of (i) 3,338,616 shares of common stock held by AIGH Investment Partners, LP (“AIGH LP”), (ii) 767,590 shares of common stock issuable upon exercise of outstanding warrants held by AIGH LP, (iii) 825,527 shares of common stock held by WVP Emerging Manager Onshore Fund, LLC – AIGH Series (“AIGH Series”), (iv) 167,444 shares of common stock issuable upon exercise of outstanding warrants held by AIGH Series, (v) 242,079 shares of common stock held by WVP Emerging Manager Onshore Fund, LLC – Optimized Equity Series (“OE Series”), (vi) 61,061 shares of common stock issuable upon exercise of outstanding warrants held by OE Series, (vii) 688,750 shares of common stock held by AIGH Investment Partners, LLC (“AIGH LLC”), and (viii) 148,438 shares of common stock issuable upon exercise of outstanding warrants held by AIGH LLC. Mr. Orin Hirschman is the managing member of AIGH Capital Management, LLC, a Maryland limited liability company, which is an advisor with respect to the securities held by AIGH LP and a sub-advisor with respect to the securities held by AIGH Series and OE Series, and has voting and investment control over the securities held by AIGH LP, AIGH Series, OE Series and AIGH LLC. The principal business address of Mr. Hirschman and each of the entities identified in this footnote is 6006 Berkeley Avenue, Baltimore, MD 21209.

(5) The number of shares beneficially owned consists of (i) 27,188 shares of common stock held by HLH Holdings LLC (“HLH”) and (ii) 5,860 shares of common stock issuable upon exercise of outstanding warrants held by HLH. Mr. Aaron Martin has voting and investment control over the securities held by HLH. The principal business address of HLH and Mr. Martin is 2305 Whitley Road, Baltimore, MD 21209.

(6) The number of shares beneficially owned consists of (i) 714,040 shares of common stock held by Seligman Tech Spectrum (Master) Fund (“STS Master Fund”), (ii) 181,154 shares of common stock issuable upon exercise of outstanding warrants held by STS Master Fund, (iii) 323,459 shares of common stock held by Seligman Tech Spectrum Offshore Fund (“STS Offshore Fund”), and (iv) 68,847 shares of common stock issuable upon exercise of outstanding warrants held by STS Offshore Fund. Columbia Management Investment Advisers, LLC serves as investment manager to STS Master Fund and STS Offshore Fund. Paul Wick, portfolio manager of STS Master Fund and STS Offshore Fund, may be deemed to have voting and investment control over the securities held by STS Master Fund and STS Offshore Fund. The principal business address of STS Master Fund, STS Offshore Fund and Mr. Wick is 290 Congress Street, Boston, MA 02210.

(7) The number of shares beneficially owned consists of (i) 135,417 shares of common stock held by The Hewlett Fund LP (“Hewlett”) and (ii) 169,271 shares of common stock issuable upon exercise of outstanding warrants held by Hewlett. Mr. Martin Chopp has voting and investment control over the securities held by Hewlett. The principal business address of Hewlett and Mr. Chopp is 100 Merrick Rd – Suite 400W, Rockville Centre, NY 11570.

(8) The number of shares beneficially owned consists of (i) 15,117 shares of common stock held by Mr. Wohlmuth and (ii) 12,646 shares of common stock issuable upon exercise of outstanding warrants held by Mr. Wohlmuth.

PLAN OF DISTRIBUTION

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from the selling stockholders as a gift, pledge, partnership or other distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•in the over-the-counter market;

•in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•an exchange distribution in accordance with the rules of the applicable exchange;

•privately negotiated transactions;

•through agents;

•through one or more underwriters in a public offering on a firm commitment or best-efforts basis;

•through the settlement of short sales (including short sales “against the box”), in each case subject to compliance with the Securities Act and other applicable laws;

•through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•in other ways not involving market makers or established trading markets;

•by pledge to secure debts and other obligations;

•a combination of any such methods of sale; and

•any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of these provisions, including the requirements of Rule 144(i) applicable to former “shell companies.”

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if the selling stockholders default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424 or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successor in interest as a selling stockholder under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale or other disposition of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale or other disposition of the common stock covered by this prospectus will be the price at which the shares of common stock are sold or otherwise disposed of, less discounts or commissions, if any. The selling stockholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. However, we will receive proceeds from the exercise of the warrants if they are exercised for cash by a holder thereof.

The selling stockholders and any underwriters, broker-dealers or agents that are involved in selling the common stock or interests therein may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The maximum amount of any compensation to be received by any FINRA member will not be greater than an amount that is considered fair and reasonable for the sale of any securities being registered. The selling stockholders have informed us that they do not as of the date hereof have any agreement or understanding, directly or indirectly, with any person to distribute the common stock. If a selling stockholder is deemed to be an “underwriter” within the meaning of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the name of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part.

In order to comply with the securities laws of some states, if applicable, the shares of our common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states shares of our common stock may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including certain liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have also agreed to keep the registration statement of which this prospectus is a part effective, once it is declared effective by the SEC, until the selling stockholders no longer hold any shares of our common stock offered hereby, including warrants to purchase shares of our common stock offered hereby.

Once sold under the registration statement of which this prospectus is a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

Certain legal matters in connection with the offered shares of common stock will be passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California.

EXPERTS

The consolidated financial statements of Transphorm, Inc., as of March 31, 2022 and March 31, 2021 and for the year ended March 31, 2022, the three months ended March 31, 2021 and the year ended December 31, 2020, included in the Annual Report on Form 10-K of Transphorm, Inc. filed on June 29, 2022, have been incorporated by reference herein in reliance upon the report of Marcum LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, including Transphorm, Inc., who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our SEC filings are also available on our website: http://www.transphormusa.com. Except for documents filed with the SEC and incorporated by reference into this prospectus, no information contained in, or that can be accessed through, our website is to be considered part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The rules of the SEC allow us to incorporate by reference into this prospectus the information we file with the SEC. This means that we are disclosing important information to you by referring to other documents. The information incorporated by reference is considered to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. We incorporate by reference the documents listed below (other than any portions thereof, which under the Exchange Act, and applicable SEC rules, are not deemed “filed” under the Exchange Act):

•our Annual Report on Form 10-K for the fiscal year ended March 31, 2022, filed with the SEC on June 29, 2022;

•our Quarterly Reports on Form 10-Q for the fiscal quarters ended December 31, 2022, September 30, 2022, and June 30, 2022, filed with the SEC on February 21, 2023, November 14, 2022 and August 15, 2022, respectively;

•our Current Reports on Form 8-K filed with the SEC on April 3, 2023, February 14, 2023, December 23, 2022, December 15, 2022, June 27, 2022, June 3, 2022 and May 17, 2022; and

•the description of our common stock contained in our Registration Statement on Form 8-A (File No. 001-41295) filed with the SEC on February 18, 2022, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference into this prospectus all future reports and other documents (other than the Current Reports on Form 8-K or portions thereof that are “furnished” under Item 2.02 or Item 7.01 of Form 8-K)

that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, and (ii) on and after the date of this prospectus but prior to the termination or completion of the offering of shares of common stock under this prospectus.

Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You can obtain any of the filings incorporated by reference into this prospectus through us or from the SEC through the SEC’s website at http://www.sec.gov. We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been incorporated by reference in this prospectus. You should direct requests for these documents to Transphorm, Inc., 75 Castilian Drive, Goleta, CA 93117; Attention: Chief Financial Officer (telephone (805) 456-1300). Exhibits to any documents incorporated by reference in this prospectus will not be sent, however, unless those exhibits have been specifically referenced in this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the fees and expenses payable by us in connection with the offering of the securities being registered. All amounts are estimated except the SEC registration fee.

SEC registration fee	$1,100
Accounting fees and expenses	20,000
Legal fees and expenses	40,000
Transfer agent and registrar fees	5,000
Miscellaneous	5,000
Total	$71,100

Item 15. Indemnification of Directors and Officers

We are incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a Delaware corporation may indemnify any persons who were, are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who were, are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) actually and reasonably incurred.

Our amended and restated certificate of incorporation provides that to the fullest extent permitted by the DGCL, a director shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Our amended and restated bylaws provide that we shall indemnify and hold harmless our directors and officers to the fullest extent permitted by applicable law, except that we will not be required to indemnify or hold harmless any director or officer in connection with any proceeding initiated by such person unless the proceeding was authorized by our board of directors. Under our amended and restated bylaws, such rights shall not be exclusive of any other rights acquired by directors and officers, including by agreement.

Our amended and restated bylaws provide that we will pay expenses to any director or officer prior to the final disposition of the proceeding, provided, however, that such advancements shall be made only upon receipt of an undertaking by such director or officer to repay all amounts advanced if it should be ultimately determined that such director or officer is not entitled to indemnification under the amended and restated bylaws of or otherwise.

Section 174 of the DGCL provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved, or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

In addition to the indemnification obligations required by our amended and restated certificate of incorporation and amended and restated bylaws, we have entered into indemnification agreements with each of our directors and officers. These agreements provide for the indemnification of our directors and executive officers for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought or threatened to be brought against them by reason of the fact that they are or were our agents.

We have also entered into an indemnity agreement with our former officers and directors, pursuant to which we agreed to indemnify such former officers and directors for actions taken by them in their official capacities relating to the consideration, approval and consummation of the merger of our wholly owned subsidiary, Peninsula Acquisition Sub, Inc., with and into Transphorm Technology, Inc. (the “Merger”) and certain related transactions.

We also entered into a separate indemnification agreement with KKR Phorm Investors L.P. (“Phorm”), pursuant to which we agreed to indemnify Phorm and its affiliates (including their respective directors, officers, managers, controlling persons and employees) and the members of our board of directors designated by Phorm (each, a “Phorm Designee”) against liabilities arising in connection with, among other things, (i) Phorm’s acquisition and ownership of our common stock and involvement in the Merger, (ii) Phorm and its affiliates’ provision of financial advisory, investment banking, syndication, monitoring and management consulting services to us and/or our subsidiaries (including in connection with any future offer or sale of securities of us or any of our subsidiaries), and (iii) any Phorm Designee’s service on our board of directors or the board of directors of any of our subsidiaries.

We have obtained and expect to maintain general liability insurance that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The above provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. The provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these amended and restated certificate of incorporation provisions, amended and restated bylaw provisions, indemnification agreements and the insurance are necessary to attract and retain qualified persons as directors and officers.

Item 16. Exhibits

			Incorporated by Reference
Exhibit Number	Exhibit Description	Filed with this Registration Statement	Form	Exhibit No.	Filing Date	SEC File No.
3.1	Amended and Restated Certificate of Incorporation of the Registrant		10-Q	3.1	August 11, 2020	000-55832
3.2	Amended and Restated Bylaws of the Registrant		8-K	3.1	June 3, 2020	000-55832
4.1	Specimen common stock certificate of the Registrant		10-K	4.4	March 12, 2021	000-55832
4.2	Form of Inducement Warrant, issued April 3, 2023		8-K	4.1	April 3, 2023	000-55832
4.3	Form of Warrant to Purchase Shares of Common Stock, issued April 3, 2023		8-K	4.2	April 3, 2023	000-55832
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation	X
10.1	Form of Inducement Letter		8-K	10.1	April 3, 2023	000-55832
10.2	Form of Securities Purchase Agreement, dated April 3, 2023		8-K	10.2	April 3, 2023	000-55832
10.3	Form of Registration Rights Agreement, dated April 3, 2023		8-K	10.3	April 3, 2023	000-55832
23.1	Consent of Marcum LLP, Independent Registered Public Accounting Firm	X
23.2	Consent of Wilson Sonsini Goodrich & Rosati, (contained in Exhibit 5.1)	X
24.1	Power of Attorney (included on the signature page hereto)	X
107	Filing Fee Table	X

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that clauses (1)(i), (1)(ii), and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Goleta, State of California, on April 21, 2023.

TRANSPHORM, INC.

By:	/s/ Mario Rivas
Mario Rivas
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mario Rivas and Cameron McAulay and each of them, as his true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Mario Rivas	Chair of the Board of Directors and Chief Executive Officer	April 21, 2023
Mario Rivas	(principal executive officer)

/s/ Cameron McAulay	Chief Financial Officer	April 21, 2023
Cameron McAulay	(principal financial and accounting officer)

/s/ Julian Humphreys	Director	April 21, 2023
Julian Humphreys

/s/ Katharina McFarland	Director	April 21, 2023
Katharina McFarland

/s/ Umesh Mishra	Chief Technology Officer and Director	April 21, 2023
Umesh Mishra

/s/ Cynthia Moreland	Director	April 21, 2023
Cynthia Moreland

/s/ Kelly Smales	Director	April 21, 2023
Kelly Smales

/s/ Eiji Yatagawa	Director	April 21, 2023
Eiji Yatagawa